UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 16, 2022

Endo International plc

(Exact name of registrant as specified in its charter)

Ireland	001-36326	68-0683755
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

First Floor, Minerva House, Simmonscourt Road
Ballsbridge, Dublin 4, Ireland	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 011-353-1-268-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value $0.0001 per share	ENDP	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐   Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On August 16, 2022, Endo International plc, together with certain of its direct and indirect subsidiaries (the “Company,” “Endo,” or the “Debtors”), filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court,” and such petitions, the “Filing”). The Debtors have filed a motion with the Bankruptcy Court seeking joint administration of their chapter 11 cases (the “Chapter 11 Cases”) pursuant to Rule 1015(b) of the Federal Rules of Bankruptcy Procedure under the caption In re Endo International plc, et al.

The Filing constitutes an event of default that accelerated the Company’s obligations under the following debt instruments (the “Debt Instruments”):

•

the Credit Agreement, dated as of April 27, 2017, by and among Endo International plc, Endo Luxembourg Finance Company I S.à r.l, Endo LLC, JP Morgan Chase Bank, N.A., as swing line lender, issuing bank, and administrative agent, and the lenders party thereto from time to time (as amended by the First Amendment, dated as of March 28, 2019, and as amended and restated on March 25, 2021);

•

the Indenture, dated June 30, 2014, among Endo Finance LLC, Endo Finco Inc., the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee, with respect to the 5.375% senior notes due 2023;

•

the Indenture, dated January 27, 2015, among Endo Designated Activity Company, Endo Finance LLC, Endo Finco Inc., the guarantors party thereto and UMB Bank, National Association, as trustee, with respect to the 6.000% senior notes due 2025;

•

the Indenture, dated July 9, 2015, among Endo Designated Activity Company, Endo Finance LLC, Endo Finco Inc., the guarantors party thereto and UMB Bank, National Association, as trustee, with respect to the 6.000% senior notes due 2023;

•

the Indenture, dated April 27, 2017, among Endo Designated Activity Company, Endo Finance LLC, Endo Finco Inc., the guarantors party thereto and Computershare Trust Company, National Association, as trustee, with respect to the 5.875% senior secured notes due 2024;

•

the Indenture, dated March 28, 2019, among Par Pharmaceutical, Inc., the guarantors party thereto and Computershare Trust Company, National Association, as trustee, with respect to the 7.500% senior secured notes due 2027;

•

the Indenture, dated June 16, 2020, among Endo Designated Activity Company, Endo Finance LLC, Endo Finco Inc., the guarantors party thereto and Wilmington Savings Fund Society, FSB, as trustee, with respect to the 9.500% senior secured second lien notes due 2027;

•

the Indenture, dated June 16, 2020, among Endo Designated Activity Company, Endo Finance LLC, Endo Finco Inc., the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee, with respect to the 6.000% senior notes due 2028; and

•

the Indenture, dated as of March 25, 2021, among Endo Luxembourg Finance Company I S.à r.l., Endo U.S. Inc., the guarantors party thereto and Computershare Trust Company, National Association, as trustee, with respect to the 6.125% senior secured notes due 2029.

The Debt Instruments provide that as a result of the Chapter 11 Cases, the principal and interest due thereunder shall be immediately due and payable. The Company believes that any efforts to enforce the financial obligations under the Debt Instruments are stayed as a result of the filing of the Chapter 11 Cases in the Bankruptcy Court and the creditors’ rights of enforcement in respect of the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 17, 2022, the Company received a letter (the “Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) stating that in accordance with Nasdaq Listing Rules 5101, 5110(b) and IM-5101-1, Nasdaq has determined that the Company’s common stock will be delisted from Nasdaq.

In the Notice, Nasdaq stated that it reached its decision based on the following factors: (i) the Company’s announcement of the Filing, and associated public interest concerns raised by the Filing; (ii) concerns regarding the residual equity interest of the existing listed securities holders; and (iii) concerns about the Company’s ability to sustain compliance with all requirements for continued listing on Nasdaq, including Nasdaq Listing Rule 5450(a)(1). As previously disclosed, on July 1, 2022, Nasdaq notified the Company that because the closing bid price for the Company’s common stock had fallen below $1.00 per share for 30 consecutive trading days, the Company no longer complied with the minimum bid price requirement for continued listing on the Nasdaq Global Select Market under Nasdaq Listing Rule 5450(a)(1).

The Company does not currently expect to appeal Nasdaq’s determination to delist the Company’s common stock.

The Company cautions that trading in the Company’s common stock during the pendency of the Filing is highly speculative and poses substantial risks. Trading prices for the Company’s common stock bear little or no relationship to the actual recovery, if any, by holders of the Company’s common stock in the Chapter 11 Cases.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO INTERNATIONAL PLC

By:	/s/ Matthew J. Maletta
Name:	Matthew J. Maletta
Title:	Executive Vice President, Chief Legal Officer and Company Secretary

Date: August 19, 2022